UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On September 27, 2023, the Board of Directors (the “Board”) of Aadi Bioscience, Inc. (the “Company”) appointed David J. Lennon, Ph.D., to serve as the Company’s President and Chief Executive Officer and principal executive officer, effective as of October 2, 2023 (the “Effective Date”), replacing Scott Giacobello in such roles. Mr. Giacobello has served as the Company’s Interim CEO and President and principal executive officer since March 15, 2023, and will continue to serve as the Company’s Chief Financial Officer, a position he has held since November 2021, following Dr. Lennon’s appointment.

Prior to joining the Company, Dr. Lennon, 52, served as Chief Executive Officer of Satellite Bio, a privately held regenerative medicine company, from July 2021 to September 2023. Prior to that, Dr. Lennon spent more than 15 years with Novartis AG, where he served most recently as President, Novartis Gene Therapies, and was responsible for the development, approval and launch of Zolgensma®, the first systemic gene therapy for spinal muscular atrophy, a rare disease, approved for use in more than 40 countries. In addition, he also held leadership roles at Novartis Oncology for the U.S. and Japan regions, and other key commercial leadership positions in the U.S., China and Switzerland at Novartis. Dr. Lennon started his career as a scientist, where he worked on cloning a gene important for genomic stability and prevention of cancer. Dr. Lennon received his Ph.D. in molecular medicine from Weill Cornell Medical College at Cornell University and his B.A. in biophysics from Columbia College at Columbia University.

Dr. Lennon has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Dr. Lennon and any other persons pursuant to which he was appointed as the President and Chief Executive Officer or as a director of the Company.

Increase in Board Size; Appointment of Dr. Lennon to Board of Directors

On September 27, 2023, the Board increased the Board’s size from eight (8) to nine (9) directors and appointed Dr. Lennon to fill the resulting vacancy, effective as of the Effective Date. Dr. Lennon was appointed as a Class II director and his term of office will expire at the Company’s 2025 annual meeting of stockholders or until his successor is duly elected and qualified.

Lennon Employment Agreement

In connection with Dr. Lennon’s appointment to President and Chief Executive Officer of the Company, on September 29, 2023, the Company entered into an Executive Employment Agreement (the “Lennon Employment Agreement”) with Dr. Lennon, effective as of the Effective Date. Pursuant to the terms of the Lennon Employment Agreement, Dr. Lennon will receive an annual base salary of $640,000 and will be eligible to receive an annual bonus of up to 60% of his annual base salary (pro-rated for the period he is employed in 2023) upon achievement of performance objectives to be determined by the Board or its authorized committee in its sole discretion, with reasonable input from Dr. Lennon. In addition, Dr. Lennon will receive a sign-on bonus of $240,000 consisting of: (1) $100,000 in cash and (2) an award of restricted stock units (“RSUs”) covering a number of shares of Common Stock with a $140,000 grant date fair value (as determined in accordance with U.S. generally accepted accounting principles) (the “RSU Sign-On Grant”) under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), and subject to the terms and conditions set forth in the form of restricted stock unit award agreement thereunder, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. If, prior to the 12 month anniversary of the Effective Date, Dr. Lennon resigns from his employment with the Company without Good Reason (as defined in the Lennon Employment Agreement) or the Company terminates his employment with the Company for Cause (as defined in the Lennon Employment Agreement), he will repay to the Company the net amount after taxes of the sign-on cash bonus. The RSU Sign-On Grant will vest in a single installment on the one-year anniversary of the Effective Date, provided that if, after the 6 month anniversary of the Effective Date but prior to the vesting date of the RSUs, Dr. Lennon’s employment is terminated by the Company without Cause or Dr. Lennon resigns from his employment with the Company with Good Reason, the RSUs will become vested. The Board, or the Compensation Committee of the Board (“Compensation Committee”), may also, in each of their sole discretion, approve additional discretionary bonus amounts to Dr. Lennon. Dr. Lennon will be eligible to participate in employee benefit plans generally available to other senior executives of the Company. Dr. Lennon has also entered into the standard indemnification agreement in the form filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 27, 2021. Until December 31, 2024, Dr. Lennon will be eligible to receive reimbursement for reasonable temporary housing and travel between Chicago, Illinois and New Jersey or California (the “Travel Reimbursement”), with the amounts of any reimbursement increased to make the Travel Reimbursement payments tax neutral to him.

Pursuant to the Lennon Employment Agreement, as a material inducement to Dr. Lennon joining the Company, the Compensation Committee also approved the grant to Dr. Lennon of an option (the “Lennon Option”) to purchase 490,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), effective as of the Effective Date. The Lennon Option will be awarded pursuant to the Inducement Plan (as defined below) and will have an exercise price equal to the closing price of the Company’s Common Stock on the Nasdaq Capital Market (“Nasdaq”) on the Effective Date. The shares of Common Stock subject to the Lennon Option will vest as to 25% on the first anniversary of the Effective Date, and 1/48th of the total shares of Common Stock subject to the Lennon Option will vest on the same day of each month as the Effective Date thereafter, so that the Lennon Option will be fully vested on the four year anniversary of the Effective Date, subject to Dr. Lennon continuing to provide services to the Company through the relevant vesting dates.

The Lennon Employment Agreement further provides that if, outside of the Change of Control Period (as defined in the Lennon Employment Agreement), Dr. Lennon’s employment is terminated by the Company other than for Cause or Dr. Lennon resigns for Good Reason, Dr. Lennon will be entitled to receive: (i) continuing payments of severance pay for a period of eighteen (18) months at a rate equal to (A) one hundred and fifty percent (150%) of his base salary, as then in effect, divided by (B) 18, and (ii) if he elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for himself and his eligible dependents, then the Company will reimburse Dr. Lennon for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Dr. Lennon’s termination) until the earlier of (A) a period of eighteen (18) months from the date of termination or (B) the date upon which Dr. Lennon and/or Dr. Lennon’s eligible dependents are no longer eligible for COBRA continuation coverage. If, within the Change of Control Period, Dr. Lennon’s employment is terminated by the Company other than for Cause, death or Disability or Dr. Lennon resigns for Good Reason, Dr. Lennon will be entitled to receive: (i) a lump sum payment equal to one hundred and fifty percent (150%) of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for himself and his eligible dependents, then the Company will reimburse Dr. Lennon for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Dr. Lennon’s termination) until the earlier of (A) a period of eighteen (18) months from the date of termination or (B) the date upon which Dr. Lennon and/or Dr. Lennon’s eligible dependents are no longer eligible for COBRA continuation coverage, and (iii) accelerated vesting as to one hundred percent (100%) of Dr. Lennon’s then outstanding and unvested equity awards to acquire Common Stock.

Payment of any severance payments to Dr. Lennon pursuant to the Lennon Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than sixty (60) days following the termination date.

The foregoing description of the material terms of the Lennon Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lennon Employment Agreement, which is filed herewith as Exhibit 10.2, and incorporated herein by reference.

Adoption of the Aadi Bioscience, Inc. 2023 Inducement Plan

On September 27, 2023, the Board of Directors (the “Board”) of the Company adopted the Aadi Bioscience, Inc. 2023 Inducement Equity Incentive Plan (the “Inducement Plan”), pursuant to which the Company may from time to time make equity grants to new employees as a material inducement to their employment. The Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Compensation Committee.

The Board reserved 600,000 shares of Common Stock for issuance under the Inducement Plan. The only persons eligible to receive grants of Inducement Awards (as defined below) under the Inducement Plan are individuals who satisfy the standard for inducement grants under Nasdaq Listing Rule 5635(c)(4). Inducement Awards may only be granted by: (i) the Compensation Committee, provided it is comprised solely of “independent directors” (as defined by Nasdaq Listing Rule 5605(a)(2)) or (ii) a majority of the Company’s “independent directors.” An “Inducement Award” means any right to receive Common Stock, cash or other property granted under the Inducement Plan (including nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards or other stock-based awards). The Board also adopted a form of stock option award agreement (the “Form Inducement Stock Option Award Agreement”) for use under the Inducement Plan.

The foregoing description of the Inducement Plan and Form Inducement Stock Option Award Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Inducement Plan and the Form Stock Option Award Agreement, each of which is filed herewith as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the appointment of Dr. Lennon as President and Chief Executive Officer of the Company. A copy of the press release announcing such information is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement under the Aadi Bioscience, Inc. 2021 Equity Incentive Plan

10.2	Executive Employment Agreement, dated September 29, 2023, by and between David J. Lennon and Aadi Bioscience, Inc.

10.3	Aadi Bioscience, Inc. 2023 Inducement Equity Incentive Plan

10.4	Form of Aadi Bioscience, Inc. 2023 Inducement Equity Incentive Plan Stock Option Agreement

99.1	Press Release, dated October 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2023
/s/ Scott Giacobello
Scott Giacobello
Chief Financial Officer